UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2015

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October  17, 2014, Omega Commercial Finance Corp. (“Omega” or the “Company”) entered into a definitive agreement (the “VeriTrek Agreement”) with VeriTrek Inc., a Delaware corporation (“VeriTrek”) and Ronnie Hale and John Manno, VeriTrek’s majority shareholders  (the “VeriTrek Shareholders”),  pursuant to which we acquired  a majority ownership stake of seventy-five percent (75%) of  VeriTrek’s  common stock at a purchase price of $15 million ($15,000,000), payable by the Company issuing 15,000,000 shares of its restricted common stock to the VeriTrek Shareholders with the shares valued at $1.00 per share.  In addition, these shares were subject to a one year lock up.  On October 30, 2014, the parties amended the VeriTrek Agreement, pursuant to which we transferred back 600,000 shares of VeriTek’s common stock to the VeriTrek Shareholders and the VeriTrek Shareholders transferred back to us 6,750,000 of the shares of our common stock which we issued to them.  As a result, our equity interest in VeriTrek was reduced to fifteen percent (15%).

On March 12, 2015, the Company and the VeriTrek Shareholders entered into a second amendment to the VeriTrek Agreement (the “Amendment 2”), providing for the consummation of the acquisition as originally proposed, by reissuing an additional 6,750,000 shares of Omega’s restricted common stock to the VeriTrek Shareholders in exchange for 600,000 shares of VeriTrek’s common stock held by them, thereby increasing our equity interest in VeriTrek to seventy-five percent (75%).  This transaction closed on March 23, 2015.

VeriTrek currently maintains seven operating companies branded as Summit Real Estate Group (“SRG”), which are licensed as full service 100% commission brokerage firms specializing in providing residential and commercial real estate services through the United States.  The SRG companies are inspired by technological advancements and innovative marketing strategies.  SRG was founded on the principal of developing an ecofriendly, cost efficient and cloud-based platform for conducting real estate brokerage services.  SRG has evolved into an extremely efficient national real estate brand of 800 agents promoting a positive and professional culture.

The foregoing summary of the Amendment is qualified in its entirety by the copy of that agreement attached as Exhibit 10.1 to this Current Report on Form 8-K,

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

(1)

The financial statements of VeriTrek, Inc. required under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) will be filed by amendment to this Current Report on Form 8-K within the applicable time period required under said rules and regulations.

(2)

Pro Forma Financial Information.

(1)

The pro forma financial information with respect to the transaction reported in this Current Report on Form 8-K required under the applicable rules and regulations of the SEC will be filed by amendment to this Current Report on Form 8-K within the applicable time period required under said rules and regulations.

(d)

Exhibits.

Exhibit Number

Description of Exhibit

10.1

Second Amendment of the Definitive Agreement for a Merger & Acquisition of SRG Holdings Inc. by Omega Commercial Finance Corporation dated March 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2015

OMEGA COMMERCIAL FINANCE CORP.

By:       /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer